                                                                   Exhibit 10.37

                              AMENDMENT AGREEMENT

     AMENDMENT AGREEMENT (this "Amendment"), dated as of December 23, 1996, among MARCAM CORPORATION (together with its successors and assigns, the "Company"), and each of the holders of any one or more of the Notes and the Warrants whose name appears on the signature pages hereof (individually, a "Holder" and, collectively, the "Holders").

                                   RECITALS:

     WHEREAS, the Company has entered into those certain several Note and Warrant Purchase Agreements (as amended and in effect immediately prior to the date hereof, collectively, the "Existing Note Agreement," and, as amended by this Amendment, the "Amended Note Agreement"), each dated as of May 12, 1994, with each of the purchasers identified on Annex 1 thereto (the "Purchasers");

     WHEREAS, the Company has entered into those certain several Warrant Agreements (as amended and in effect immediately prior to the date hereof, collectively, the "Existing Warrant Agreement," and, as amended by this Agreement, the "Amended Warrant Agreement"), each dated May 12, 1994;

     WHEREAS, the Company, pursuant to the Existing Note Agreement and the Existing Warrant Agreement, issued the Notes and the Warrants to the Holders;

     WHEREAS, each of the Holders is a holder of any one or more of the Notes, the Warrants or both set forth on Annex 1 hereto;

     WHEREAS, the Company has entered into that certain Rights Agreement (the "Rights Agreement"), dated as of December 3, 1996, with The First National Bank of Boston;

     WHEREAS, the Company has requested the Holders to amend certain provisions of the Existing Note Agreement, and the Holders have requested the Company to amend certain provisions of the Existing Warrant Agreement, as hereinafter provided; and

     WHEREAS, the Holders and the Company are agreeable to such modifications and such amendments, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   DEFINITIONS

     Capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings ascribed to them in the Amended Note Agreement.

2.   EXISTING NOTE AGREEMENT AMENDMENTS

     Subject to the satisfaction of the conditions set forth in Section 4 hereof, the Holders hereby consent and agree, and the Company agrees, to each of the amendments to the Existing Note Agreement set forth below in this Section 2, as follows:

     2.1 Amendment to Section 6.8. Section 6.8 of the Existing Note Agreement is hereby amended by adding the following paragraph to the end of such Section:

          "Notwithstanding anything to the contrary contained in this Section 6.8, the Company may at any time redeem the Shareholder Rights in accordance with the redemption provisions of the Rights Agreement so long as the Redemption Price (as defined in the Rights Agreement) per Shareholder Right is not higher than such Redemption Price in effect on the date hereof (other than changes made to appropriately, and in accordance with the provisions of the Rights Agreement, adjust to reflect any stock split, stock dividend or similar transaction occurring after the date hereof)."

     2.2 Amendment to Section 6.10. Section 6.10 of the Existing Note Agreement is hereby amended and restated in its entirety to read as follows:

          "6.10  Maintenance of Consolidated Net Worth.

               (a) The Company will not permit, at the end of any fiscal quarter ending after March 31, 1996 to and including the fiscal quarter ending June 30, 1997, Consolidated Net Worth to be less than the sum of:

                    (i)  One Million Dollars ($1,000,000); plus

                    (ii) on a cumulative basis, fifty percent (50%) of the
               Company's Consolidated Net Income, if positive, for each full fiscal quarter ended after March 31, 1996.

               (b) The Company will not permit, at the end of the fiscal quarter ending September 30, 1997 and at the end of any fiscal quarter thereafter, Consolidated Net Worth to be less than the sum of:

                    (i) Six Million Dollars ($6,000,000); plus

                    (ii) on a cumulative basis, fifty percent (50%) of the
               Company's Consolidated Net Income, if positive, for each full fiscal quarter ended after September 30, 1997."

     2.3 Amendment to Section 6.11. The parties hereto agree that as of September 28, 1996, Section 6.11 of the Existing Note Agreement is hereby amended and restated in its entirety to read as follows:

          "6.11 Ratio of Consolidated Operating Income to Consolidated Interest Expense.

          "The Company will not permit the ratio of Consolidated Operating Income to Consolidated Interest Expense to be less than 2.0:1.0 for any of the following periods:

               "(a) the full fiscal quarter of the Company ended on June 30, 1997;

               "(b) the full fiscal quarter of the Company ending September 30, 1997; or

               "(c) any period of four (4) full consecutive fiscal quarters ending on or after December 31, 1997."

     2.4 Amendment to Section 10.1. The following definitions are hereby added to Section 10.1 of the Existing Note Agreement in such a manner so as to preserve the alphabetical listing of all definitions set forth in said Section:

          "Consolidated Operating Income -- means, for any period, the sum of:

               "(a)  Consolidated Net Income for such period; plus

               "(b) the aggregate of all amounts (in each case, to the extent, but only to the extent, such amount was reflected in the computation of Consolidated Net Income for such period) of:

                    "(i)  Consolidated Interest Expense; and

                    "(ii)  income tax expense, determined on a consolidated
               basis for the Company and the Subsidiaries."

          "Rights Agreement -- means that certain Rights Agreement, dated as of December 3, 1996, between the Company and The First National Bank of Boston, as such Rights Agreement may be amended from time to time."

          "Shareholder Rights means the "Rights," as such term is defined in the Rights Agreement."

3.   EXISTING WARRANT AGREEMENT AMENDMENTS

     Subject to the satisfaction of the conditions set forth in Section 4 hereof, the Holders hereby consent and agree, and the Company hereby agrees, to each of the amendments to the Existing Warrant Agreement set forth below in this
Section 3, as follows:

     3.1  Amendment to Section 2.2 of the Existing Warrant Agreement.

     Section 2.2 of the Existing Warrant Agreement is hereby amended by adding the following sentence to the end of such Section:

          "In addition, if, at any time prior to the redemption or expiration of the Shareholder Rights in accordance with the Rights Agreement, any holder of a Warrant Certificate shall exercise the Warrants (or any portion thereof) evidenced thereby prior to the Distribution Date, each share of Common Stock being issued upon such exercise shall include the Shareholder Rights attached thereto in accordance with the Rights Agreement. If, at any time prior to the redemption or expiration of the Shareholder Rights in accordance with the Rights Agreement, any holder of a Warrant Certificate shall exercise the Warrants (or any portion thereof) evidenced thereby after the Distribution Date, then, in addition to the Common Stock being issued upon the exercise of such Warrants, such holder of a Warrant Certificate shall be entitled to receive, and the Company shall deliver to such holder, Rights Certificates representing the number of Shareholder Rights in respect of such shares of Common Stock as is provided for in
     Section 22(a) of the Rights Agreement, without giving effect to any of clauses (i) or (ii) of the proviso thereto."

     3.2  Amendment to Section 4.1(d) of the Existing Warrant Agreement.

     Section 4.1(d) of the Existing Warrant Agreement is hereby amended and restated in its entirety to read as follows:

               "(d) Consolidation; Merger; Sale of the Company. In the event that there shall be:

                    (i) any consolidation of the Company with, or merger of the Company with or into, another corporation (other than a merger in which the Company is the surviving corporation and that does not result in any reclassification or change of shares of Common Stock outstanding immediately prior to such merger);

                    (ii) any sale or conveyance to another corporation of the Property of the Company substantially as an entirety; or

                    (iii) any reclassification of the Common Stock or the
               Shareholder Rights (other than a reclassification for which the Rights Agreement provides an appropriate adjustment) that results in the issuance of other Securities of the Company;

          then lawful provision shall be made as a part of the terms of such transaction so that the holders of Warrants shall thereafter have the right to purchase the number and kind of shares of stock, other Securities, cash, Property and rights receivable upon such consolidation, merger, sale, conveyance or reclassification by a holder of such number of shares of Common Stock and such number of Shareholder Rights, as the case may be, as the holder of a Warrant would have had the right to acquire upon the exercise of such Warrant immediately prior to such consolidation, merger, sale or conveyance, at the Purchase Price then in effect."

     3.3  Amendment to Section 4.6 of the Existing Warrant Agreement.

     Section 4.6 of the Existing Warrant Agreement is hereby amended by adding the following subclause (c) to the end of such Section:

               "(c) The Company shall not enter into any amendment of the Rights Agreement which would either:

                    (i) have the effect of treating the holders of the Warrants (assuming they exercised such Warrants immediately following the occurrence of such amendment) in a manner that is different from the manner in which such holders would have been treated had they exercised the Warrants immediately prior to the occurrence of such amendment; or

                    (ii) deny the holders of the Warrants the benefits of
               section 22(a) of the Rights Agreement, without giving effect to any of clauses (i) or (ii) of the proviso thereto."

     3.4  Addition of Section 4.7 to the Existing Warrant Agreement.

     The Existing Warrant Agreement is hereby amended by adding the following new Section 4.7 immediately following the new Section 4.6(c):

          "4.7 Right to Receive Consideration Upon Distributions to Holders of Shareholder Rights.

               (a) Right to Payment in Respect of Distributions. In the event that the Company shall distribute to all holders of its Shareholder Rights (including, without limitation, any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) any Property whatsoever (including, without limitation, cash, assets, Securities or other rights, warrants or options), other than a redemption of the Rights in accordance with the Rights Agreement, then the Company shall pay or deliver to each Person who was a registered holder of Warrants on the record date for the payment of such dividend on the Shareholder Rights, an amount equal to the product of:

                    (i) the aggregate number of Shareholder Rights which such holder would have received if such holder had exercised, immediately prior to the occurrence of such distribution, all Warrants then held by such holder; times

                    (ii) the amount per Shareholder Right of the Property so
               distributed.

               (b) Notice of Distribution in Respect of Shareholder Rights. In the event of distribution described in Section 4.7(a), the Company shall give written notice of such declaration to each holder of

          Warrants within five (5) Business Days after the declaration thereof, or the decision to make such distribution, which notice shall state:

                    (i) that the Company has declared or determined to make a distribution in respect of its Shareholder Rights;

                    (ii) the Property per share of such distribution and a description of the Property to be so distributed if the Property is other than cash;

                    (iii) the record date, if any, for the determination of the registered holders of Shareholder Rights for the purpose of payment of such distribution;

                    (iv) a description of the right described in Section 4.7(a); and

                    (v) the number of Shareholder Rights which such holder would have received if such holder had exercised, immediately prior to the occurrence of such distribution, all Warrants then held by such holder."

     3.5  Addition of Section 5.12 to the Existing Warrant Agreement.

     The Existing Warrant Agreement is hereby amended by adding the following new Section 5.12 immediately following the end of the existing Section 5.11:

          "5.12 Registration Rights in Respect of Shareholder Rights Upon Sale of Common Stock. In the event that, in connection with any sale by any holder of shares of Common Stock which are or were Registrable Securities at any time prior to the earliest to occur of the redemption or expiration of the Shareholder Rights in accordance with the Rights Agreement or the Distribution Date, registration of the Shareholder Rights under Section 5 of the Securities Act is required, then the Company, as promptly as practicable, shall file with the SEC and shall use its reasonable best efforts to cause to become effective a registration statement (which, at the request of the Requisite Holders, shall be a shelf registration statement under Rule 415 under the Securities Act) in respect of such Shareholder Rights, and shall use its best efforts to keep such registration statement effective during the remainder of the Effective Period. In connection with any such registration, the provisions of
     Section 5.3 through Section 5.11, inclusive, of this Agreement shall apply, mutatis mutandis.

          In the event that, in connection with any sale by any holder of shares of Registrable Securities pursuant to Section 5.2 hereof at any time prior to the earliest to occur of the redemption or expiration of the Shareholder Rights in accordance with the Rights Agreement or the Distribution Date, registration of the Shareholder Rights under Section 5 of the Securities Act is required, then the Company shall register and include in such sale, in addition to all the Registrable Securities required to be registered under Section 5.2, all Shareholder Rights attached to all such Registrable Securities."

     3.6  Amendment to Definition of "Market Price" in the Existing Warrant

Agreement.

     The definition of "Market Price" contained in Section 6 of the Existing Warrant Agreement is hereby amended by adding the following sentence to the end of such definition.

     "In computing the Market Price at any time prior to the earliest to occur of the redemption or expiration of the Shareholder Rights in accordance with the Rights Agreement or the Distribution Date, the value of the Shareholder Rights for purposes of the calculation of the Market Price shall be deemed to be zero (0)."

     3.7 Additions to Section 6 of the Existing Warrant Agreement. The following definitions are hereby added to Section 10.1 of the Existing Note Agreement in such a manner so as to preserve the alphabetical listing of all definitions set forth in said Section:

          "Distribution Date -- shall have the meaning specified in the Rights Agreement."

          "Rights Agreement -- means that certain Rights Agreement, dated as of December 3, 1996, between the Company and The First National Bank of Boston, as amended or modified from time to time."

          "Rights Certificate -- shall have the meaning specified in the Rights Agreement."

          "Shareholder Rights means the "Rights," as such term is defined in the Rights Agreement."

4.   CONDITIONS TO EFFECTIVENESS.

     The amendments set forth in Section 2 and Section 3 shall become effective only upon the satisfaction in all respects of the conditions set forth below. The first date upon which all such conditions shall have been satisfied is herein referred to as the "Effective Date."

     4.1 Execution and Delivery of this Amendment. Each of the Holders and the Company shall have executed and delivered to each other this Amendment, and each of the Amended Note Agreement, the Amended Warrant Agreement, the Notes and the Warrant Certificates shall be in full force and effect.

     4.2 Representations and Warranties True. The representations and warranties set forth in paragraph 5 hereof shall be true and correct as of the date hereof and as of the Effective Date; and no Default or Event of Default pursuant to the Existing Note Agreement shall be continuing on the Effective Date.

5.  REPRESENTATIONS AND WARRANTIES.

     The Company represents and warrants to each of the Holders as follows:

     5.1  Organization, Existence, Etc.  The Company:

          (a) is a corporation duly organized and validly in good standing under the laws of its state of incorporation;

          (b) has all requisite power and authority and all necessary licenses and permits to own and operate its Properties and to carry on its business as now conducted and presently proposed to be conducted; and

          (c) is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its Properties or the nature of its activities makes such qualification necessary.

     5.2 Power and Authority. The Company has the corporate power and authority:

          (a) to authorize, execute, deliver and enter into this Amendment; and

          (b) to perform its obligations under this Amendment, the Amended Note Agreement, the Notes, the Amended Warrant Agreement and the Warrant Certificates.

     5.3 Enforceability. This Amendment has been duly authorized, executed and delivered by the Company. The Amended Note Agreement, the Notes, the Amended Warrant Agreement and the Warrant Certificates constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforceability may be:

          (a) limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally; and

          (b) subject to the availability of equitable remedies.

The holders of the Notes and the Warrants are entitled to the benefits of the Amended Note Agreement and the Amended Warrant Agreement, respectively.

     5.4 No Conflicts. The authorization, execution and delivery by the Company of this Amendment are not, and the performance by the Company of its obligations under the Amended Note Agreement, the Notes, the Amended Warrant Agreement and the Warrant Certificates will not be, inconsistent with its certificate of incorporation or by-laws, do not and will not contravene any law, governmental rule or regulation, violate any judgment, order or award of any arbitrator applicable to the Company, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which the Company is a party or by which any of its Property is bound, and will not result in the imposition of a Lien upon any Property of the Company.

     5.5 Defaults. After giving retroactive effect to the amendments contemplated by Section 2.2 and Section 2.3 hereof, no event has occurred and no condition exists which would constitute a Default or an Event of Default under the Existing Note Agreement or the Amended Note Agreement.

6.   COSTS AND EXPENSES.

     The Company shall pay all amounts which are payable pursuant to Section 11.5(d) of the Amended Note Agreement and Section 8.1 of the Amended Warrant Agreement, and shall pay all out-of-pocket expenses of the Holders in connection with the negotiation, preparation, execution and delivery of this Amendment, including, without limitation, within five (5) Business Days after being presented with an invoice therefor, all the fees and expenses of special counsel engaged by the Holders in connection therewith.

7.   MISCELLANEOUS.

     7.1 Successors and Assigns. All the provisions of this Amendment by or for the benefit of the parties hereto shall bind and inure to the benefit of their respective successors and assigns hereunder.

     7.2 Execution in Counterparts. This Amendment may be executed in one or more counterparts, all of which taken together shall constitute a single instrument.

     7.3 Governing Law. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     7.4  No Other Amendments.  Except as expressly provided herein:

          (a) no other terms and provisions of the Existing Note Agreement or the Existing Warrant Agreement shall be modified or changed by this Amendment; and

          (b) the terms and provisions of the Amended Note Agreement and the Amended Warrant Agreement shall continue in full force and effect. The Company hereby acknowledges and reaffirms all of its obligations and duties under the Amended Note Agreement, the Notes, the Amended Warrant Agreement and the Warrant Certificates.

     7.5 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                    MARCAM CORPORATION



                                    By: /s/ George A. Chamberlain
                                        --------------------------
                                         Name:  George A. Chamberlain
                                         Title: Chief Financial Officer

                                    THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                    COMPANY



                                    By: /s/ John E. Schlifske
                                        ------------------------
                                         Name:  John E. Schlifske
                                         Title: Vice President

                                    BARNETT & CO.



                                    By: /s/ Richard McCormick
                                        ------------------------
                                         Name:  Richard McCormick
                                         Title: Assistant Treasurer

                                    JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY



                                    By: /s/ Dana Donovan
                                        ----------------------
                                         Name:  Dana Donovan
                                         Title: Senior Investment Officer

                                    JOHN HANCOCK LIFE INSURANCE COMPANY OF
                                    AMERICA



                                    By: /s/ William H. Davis
                                        ----------------------
                                         Name:  Willliam H. Davis
                                         Title: Vice President

                                    ANNEX 1
                         HOLDERS OF NOTES AND WARRANTS

                            Note Registration Number  Warrant Certificate and
Name of Holder                and Principal Amount        Number of Warrants
=============================================================================
The Northwestern Mutual     R-1, $15,000,000          WR-1, 230,000 Warrants
 Life Insurance Company
-----------------------------------------------------------------------------
John Hancock Mutual Life                              WR-2, 91,999 Warrants
 Insurance Company                                    WR-3, 30,667 Warrants
-----------------------------------------------------------------------------
John Hancock Life           R-4, $2,000,000           WR-4, 30,667 Warrants
 Insurance Company of
 America
-----------------------------------------------------------------------------
Barnett & Co.               R-5, $8,000,000
=============================================================================